UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 24, 2008, the Board of Directors of SVB Financial Group (the “Company”) adopted and approved Amendment No. 2 to the Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”). This amendment extends from January 31, 2008 to January 31, 2014 the Final Expiration Date (as defined in the Rights Agreement) of the Rights Agreement entered into between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated October 22, 1998, as amended on November 6, 2003, as amended and restated on January 29, 2004, as amended on August 2, 2004 and as amended on January 29, 2008. A copy of such Amendment No. 2 is being filed concurrently herewith as an exhibit to a Form 8-A/A.

ITEM 3.03	Material Modification to Rights of Security Holders.

Please see the disclosure set fourth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer